As filed with the Securities and Exchange Commission on March 28, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 LIPOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	56-1879288
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2500 Sumner Boulevard
Raleigh, NC 27616
(Address of principal executive offices) (Zip Code)

LipoScience, Inc. 2012 Equity Incentive Plan
(Full title of the plan)

Howard Doran
President and Chief Executive Officer
LipoScience, Inc.
2500 Sumner Boulevard
Raleigh, NC 27616
(Name and address of agent for service)
(919) 212-1999
(Telephone number, including area code, of agent for service)

 Copy to:

Mark R. Busch
K&L Gates LLP
214 North Tryon Street, Suite 4700
Charlotte, NC 28202
(704) 331-7440

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, to be issued under 2012 Equity Incentive Plan	531,610 (3)	$3.97 (4)	$2,110,491.70 (4)	$271.83

________________________

(1)
Pursuant to Rule 416(a) and (b) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend or other similar transaction which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)
Pursuant to General Instruction E of the General Instructions to Form S-8, this Registration Statement incorporates by reference the Registrant’s Registration Statement on Form S-8 (Registration No. 333-186545), which relates, among other things, to the issuance and sale from time to time of up to 970,000 shares of the registrant’s Common Stock pursuant to the 2012 Equity Incentive Plan.

(3)	Represents an increase to the authorized number of shares of Common Stock as to which equity compensation may be granted under the 2012 Equity Incentive Plan approved by the Registrant’s stockholders.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act and based on the average of the high and low prices of the Common Stock at March 25, 2014 as reported on the Nasdaq Global Market.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 registers the offer and sale of an additional 531,610 shares of our common stock, par value $0.001 per share, for issuance under the LipoScience, Inc. 2012 Equity Incentive Plan. In accordance with General Instruction E to Form S-8, the contents of the Registrant’s prior Registration Statement on Form S-8 (Registration No. 333-186545) are hereby incorporated by reference except to the extent expressly superseded herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 28, 2014;

•	Current Reports on Form 8-K filed with the SEC on January 22, 2014 and March 14, 2014; and

•
The description of the Registrant’s common stock contained in the Registration Statement on Form S-1 filed with the SEC on June 23, 2011, as amended (File No. 333-175102), which description is incorporated by reference into the Registration Statement on Form 8-A (File No. 001-35792) filed with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) on January 24, 2013, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. The Registrant is not incorporating by reference any reports or documents or portions thereof that are not considered to be “filed” with the SEC.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.     Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description
5.1	Opinion of K&L Gates LLP (filed herewith).
23.1	Consent of Ernst & Young LLP (filed herewith).
23.2	Consent of K&L Gates LLP (contained in Exhibit 5 to this Registration Statement and filed herewith).
24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on March 28, 2014.

LIPOSCIENCE, INC.

By:	/s/ LUCY G. MARTINDALE
Name:	Lucy G. Martindale
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Lucy G. Martindale, Kathryn F. Twiddy and Mark R. Busch and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, in each case on March 28, 2014:

Signature	Title

/S/ HOWARD B. DORAN, JR.	President, Chief Executive Officer and Director (Principal Executive Officer)
Howard B. Doran, Jr.

/S/ LUCY G. MARTINDALE	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Lucy G. Martindale

/S/ BUZZ BENSON	Chairman of the Board of Directors
Buzz Benson

/S/ ROBERT J. GRECZYN JR.	Director
Robert J. Greczyn Jr.

/S/ JEFFREY T. BARBER	Director
Jeffrey T. Barber

/S/ JOHN H. LANDON	Director
John H. Landon

/S/ DANIEL J. LEVANGIE	Director
Daniel J. Levangie

/S/ J. ROBERT HURLEY	Director
J. Robert Hurley

/S/ RODERICK A. YOUNG	Director
Roderick A. Young

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of K&L Gates LLP (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of K&L Gates LLP (contained in Exhibit 5 to this Registration Statement and filed herewith).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).